Exhibit 10.7

AMENDED AND RESTATED GUARANTY

THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”) is executed as of March 10, 2014, by PMC COMMERCIAL TRUST, a real estate investment trust organized under the laws of the State of Texas (“PMC”), WESTERN FINANCIAL CAPITAL CORPORATION, a Florida corporation (“Western Financial”) and PMC INVESTMENT CORPORATION, a Florida corporation (“PMC Investment”) (PMC, Western Financial and PMC Investment, herein collectively referred to as the “Guarantors” and individually, a “Guarantor”), each of whose address for notice purposes is listed after its signature hereto, for the benefit of JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for itself and the benefit of each Lender (as defined herein). Unless otherwise defined herein, all capitalized terms have the meanings given to such terms in the Credit Agreement (herein defined).

RECITALS:

A. Guarantors, First Western SBLC, Inc., a Florida corporation (“First Western”), the other financial institutions party thereto from time to time (the “Lenders”) and the Administrative Agent have executed that certain Amended and Restated Credit Agreement dated as of December 28, 2010 (as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B. It is expressly understood among First Western, Guarantors, Lenders and the Administrative Agent that the execution and delivery of this Guaranty is a condition precedent to Lenders’ continued obligation to make loans or extend credit under the Credit Agreement and is an integral part of the transactions contemplated thereby.

C. Lenders’ extension of credit to First Western is a substantial and direct benefit to Guarantors.

NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Guarantor hereby irrevocably and unconditionally and jointly and severally guarantees to the Administrative Agent and the Lenders the prompt payment and performance of the Guaranteed Obligations, this Guaranty being upon the following terms and conditions:

Section 1. DEFINITIONS. As used in this Guaranty, the following terms have the following meanings:

“Affiliates” of any Person means any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition “control” (including with correlative meanings, the terms “controlled by” and under “common control with”), with respect to any Person, means possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Debtor Relief Laws” means Title 11 of the United States Code, as now or hereafter in effect, or any other applicable law, domestic or foreign, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

“First Western” has the meaning given to such term in the first recital hereof, including and without limitation, First Western’s successors and assigns (regardless of whether such successor or assign is formed by or results from any merger, consolidation, conversion, sale or transfer of assets, reorganization, or otherwise) including First Western as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for First Western or all or substantially all of its assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Debtor Relief Laws (hereinafter defined) from time to time in effect.

“Guaranteed Indebtedness” means the Obligations of First Western.

“Guaranteed Obligations” means the Guaranteed Indebtedness and the Guaranteed Performance Obligations.

“Guaranteed Performance Obligations” means all of the obligations of First Western under the Credit Documents other than an obligation to pay money.

“Person” means any individual, corporation, partnership, joint venture, limited liability company or partnership (general or limited) association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

Section 2. PAYMENT. Each Guarantor hereby unconditionally and irrevocably and jointly and severally guarantees to Administrative Agent for the benefit of itself and the Lenders the punctual payment when due, whether by lapse of time, by acceleration of maturity, or otherwise, and at all times thereafter, of the Guaranteed Indebtedness. This Guaranty covers the Guaranteed Indebtedness, whether presently outstanding or arising subsequent to the date hereof, including all amounts advanced by Lenders in stages or installments. The guaranty of each Guarantor as set forth in this Section 2 is a continuing guaranty of payment and not a guaranty of collection. Each Guarantor acknowledges and agrees that such Guarantor may be required to pay and perform the Guaranteed Indebtedness in full without assistance or support from First Western or any other party. Each Guarantor agrees that if all or any part of the Guaranteed Indebtedness shall not be punctually paid when due, whether on the scheduled payment date, by lapse of time, by acceleration of maturity or otherwise, such Guarantor shall, immediately upon demand by Administrative Agent, pay the amount due on the Guaranteed Indebtedness to the Administrative Agent and the Lenders, as applicable, at the appropriate address as set forth on the signature page hereto. Such demand(s) may be made at any time coincident with or after the time for payment of all or part of the Guaranteed Indebtedness, and may be made from time to time with respect to the same or different items of Guaranteed Indebtedness. Such demand shall be made, given and received in accordance with the notice provisions hereof.

Section 3. PERFORMANCE. Each Guarantor hereby unconditionally and irrevocably guarantees to Administrative Agent for the benefit of itself and the Lenders the timely performance of the Guaranteed Performance Obligations. If any of the Guaranteed Performance Obligations of First Western are not satisfied or complied with in any respect whatsoever, and without the necessity of any notice from Administrative Agent or any Lender to Guarantors, each Guarantor agrees to indemnify and hold Administrative Agent and the Lenders harmless from any and all loss, cost, liability or expense that Administrative Agent and the Lenders may suffer by any reason of any such non-performance or non-compliance. The obligations and liability of each Guarantor under this Section 3 shall not be limited or restricted by the existence of, or any terms of, the guaranty of payment under Section 2 of this Guaranty.

Section 4. PRIMARY LIABILITY OF GUARANTORS.

(a) This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and performance. Each Guarantor is liable for the payment and performance of the Guaranteed Obligations, as set forth in this Guaranty, as a primary obligor.

(b) In the event of default in payment or performance of the Guaranteed Obligations, or any part thereof, when such Guaranteed Obligations become due, whether by its terms, by acceleration, or otherwise, each Guarantor shall promptly pay the amount due thereon to Administrative Agent without notice or demand, of any kind or nature, in lawful money of the United States of America or perform the obligations to be performed hereunder, and it shall not be necessary for Administrative Agent or any Lender in order to enforce such payment and performance by such Guarantor first, or contemporaneously, to institute suit or exhaust remedies against First Western or others liable on the Guaranteed Obligations, or to enforce any rights, remedies, powers, privileges or benefits of Administrative Agent or any Lender against any collateral or any other security or collateral which shall ever have been given to secure the Guaranteed Obligations.

(c) Suit may be brought or demand may be made against all parties who have signed this Guaranty or any other guaranty in favor of the Administrative Agent or any Lender covering all or any part of the Guaranteed Obligations, or against any one or more of them, separately or together, without impairing the rights of Administrative Agent or any Lender against any party hereto. Any time that either Administrative Agent or any Lender is entitled to exercise its rights or remedies hereunder, Administrative Agent or such Lender may in its discretion elect to demand payment and/or performance. If Administrative Agent or any Lender elects to demand performance, it shall at all times thereafter have the right to demand payment until all of the Guaranteed Obligations have been paid and performed in full. If Administrative Agent or any Lender elects to demand payment, it shall at all times thereafter have the right to demand performance until all of the Guaranteed Obligations have been paid and performed in full.

Section 5. OTHER GUARANTEED DEBT. If any Guarantor becomes liable for any indebtedness owing by First Western to Administrative Agent or any Lender, by endorsement or otherwise, other than under this Guaranty, such liability shall not be in any manner impaired or affected hereby, and the rights and remedies hereunder shall be cumulative of any and all other rights and remedies that the Administrative Agent or such Lender may ever have against such Guarantor. The exercise by Administrative Agent or any Lender of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy by Administrative Agent or such Lender.

Section 6. SUBROGATION. Until the Guaranteed Obligations have been paid in full, each Guarantor hereby covenants and agrees that it shall not assert, enforce, or otherwise exercise (a) any right of subrogation to any of the rights, remedies or liens of Administrative Agent or any Lender against First Western or its Affiliates or any other guarantor of the Guaranteed Obligations or any collateral or other security, or (b) unless such rights are expressly made subordinate to the Guaranteed Obligations (in form and upon terms acceptable to Administrative Agent and Lenders) and the rights or remedies of Administrative Agent and Lenders under this Guaranty and the Credit Documents, any right of recourse, reimbursement, contribution, indemnification, or similar right against First Western or its Affiliates or any other guarantor of all or any part of the Guaranteed Obligations.

Section 7. SUBORDINATED DEBT. All principal of and interest on all indebtedness, liabilities, and obligations of First Western or its Affiliates to any Guarantor (the “Subordinated Debt”) now or hereafter existing, due or to become due to such Guarantor, or held or to be held by such Guarantor, whether created directly or acquired by assignment or otherwise, and whether evidenced by written instrument or not, shall be expressly subordinated to the Guaranteed Obligations. Until such time as the Guaranteed Obligations is paid and performed in full and all commitments to lend under the Credit Documents have terminated, each Guarantor agrees not to receive or accept any payment from First Western with respect to the Subordinated Debt at any time an Event of Default has occurred and is continuing; and, in the event such Guarantor receives any payment on the Subordinated Debt in violation of the foregoing, such Guarantor will hold any such payment in trust for Administrative Agent and Lenders and forthwith turn it over to Administrative Agent in the form received, to be applied to the Guaranteed Obligations.

Section 8. OBLIGATIONS NOT TO BE DIMINISHED. Each Guarantor hereby agrees that its obligations under this Guaranty shall not be released, discharged, diminished, impaired, reduced, or affected for any reason or by the occurrence of any event, including, without limitation, one or more of the following events, whether or not with notice to or the consent of such Guarantor: (a) the taking or accepting of collateral as security for any or all of the Guaranteed Obligations or the release, surrender, exchange, or subordination of any collateral now or hereafter securing any or all of the Guaranteed Obligations; (b) any partial release of the liability of First Western or any other Borrower or the full or partial release of any other guarantor or obligor from liability for any or all of the Guaranteed Obligations; (c) the dissolution, insolvency, or bankruptcy of First Western, any other Borrower or any other guarantor, or any other party at any time liable for the payment of any or all of the Guaranteed Obligations; (d) any renewal, extension, modification, waiver, amendment, or rearrangement of any or all of the Guaranteed Obligations or any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (e) any adjustment, indulgence, forbearance, waiver, or compromise that may be granted or given by Administrative Agent or any Lender to First Western, any other Borrower or any other party ever liable for any or all of the Guaranteed Obligations; (f) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action for the collection of any of the Guaranteed Obligations or to foreclose or take or prosecute any action in connection with any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (g) the unenforceability or invalidity of any or all of the Guaranteed Obligations or of any instrument, document, or agreement evidencing, securing, or otherwise relating to any or all of the Guaranteed Obligations; (h) any payment by First Western or any other party to Administrative Agent or any Lender is held to constitute a preference under applicable bankruptcy or insolvency law or if for any other reason Administrative Agent or such Lender is required to refund any payment or pay the amount thereof to someone else; (i) the settlement or compromise of any of the Guaranteed Obligations; (j) the non-perfection of any security interest or lien securing any or all of the Guaranteed Obligations; (k) any impairment of any collateral securing any or all of the Guaranteed Obligations; (l) the failure of Administrative Agent or any Lender to sell any collateral securing any or all of the Guaranteed Obligations in a commercially reasonable manner or as otherwise required by law; (m) any change in the corporate existence, structure, or ownership of First Western; or (n) any other circumstance which might otherwise constitute a defense available to, or discharge of, First Western or such Guarantor.

Section 9. WAIVERS. Each Guarantor waives (a) any right to revoke this Guaranty with respect to future indebtedness; (b) any right to require Administrative Agent or any Lender to do any of the following before such Guarantor is obligated to pay the Guaranteed Obligations or before Administrative Agent or any Lender may proceed against such Guarantor: (i) sue or exhaust remedies against First Western and other guarantors or obligors, (ii) sue on an accrued right of action in respect of any of the Guaranteed Obligations or bring any other action, exercise any other right, or exhaust all other remedies, or (iii) enforce rights against First Western’s assets or the collateral pledged by First Western to secure the Guaranteed Obligations; (c) any right relating to the timing, manner, or conduct of Administrative Agent’s or any Lender’s enforcement of rights against First Western’s assets or the collateral pledged by First Western to secure the Guaranteed Obligations; (d) if such Guarantor and First Western (or a third-party) have each pledged assets to secure the Guaranteed Obligations, any right to require Administrative Agent or any Lender to proceed first against the other collateral before proceeding against collateral pledged by such Guarantor; (e) except as expressly required hereby, promptness, diligence, notice of any default under the Guaranteed Obligations, notice of acceleration or intent to accelerate, demand for payment, notice of acceptance of this Guaranty, presentment, notice of protest, notice of dishonor, notice of the incurring by First Western of additional indebtedness, notice of any suit or other action by Administrative Agent or any Lender against First Western or any other Person, any notice to any party liable for the obligation which is the subject of the suit or action, and all other notices and demands with respect to the Guaranteed Obligations and this Guaranty; (f) each of the foregoing rights or defenses regardless whether they arise under (i) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (ii) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (iii) Rule 31 of the Texas Rules of Civil Procedure, as amended, (iv) common law, in equity, under contract, by statute, or otherwise, and (g) any and all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code, as amended.

Section 10. INSOLVENCY. Should any Guarantor become insolvent, or fail to pay such Guarantor’s debts generally as they become due, or voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights and remedies of Administrative Agent or any Lender granted hereunder, then, in any such event, the Guaranteed Obligations shall be, as between such Guarantor and Administrative Agent or any Lender, a fully matured, due, and payable obligation of such Guarantor to Administrative Agent or any Lender (without regard to whether First Western is then in default under the Credit Agreement or whether any part of the indebtedness of First Western is then due and owing to Administrative Agent or any Lender), payable in full by such Guarantor to Administrative Agent or any Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

Section 11. TERMINATION. Each Guarantor’s obligations hereunder shall remain in full force and effect until all commitments to lend under the Credit Documents have terminated and the Guaranteed Obligations have been paid in full. If at any time any payment of the principal of or interest or any other amount payable by First Western under the Credit Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of First Western or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

Section 12. REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants as follows:

(a) Such Guarantor has the power and authority and legal right to execute, deliver, and perform its obligations under this Guaranty and this Guaranty constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(b) The execution, delivery, and performance by such Guarantor of this Guaranty do not and will not violate or conflict with any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or agency, or arbitrator and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any lien upon any assets of such Guarantor pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement to which such Guarantor or its properties are bound.

(c) No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is necessary for the execution, delivery, or performance by such Guarantor of this Guaranty or the validity or enforceability thereof.

(d) Such Guarantor has, independently and without reliance upon the Administrative Agent or any Lender and based upon such documents and information as such Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guaranty, and such Guarantor has adequate means to obtain from First Western on a continuing basis information concerning the financial condition and assets of First Western, and such Guarantor is not relying upon the Administrative Agent or any Lender to provide (and Administrative Agent and Lenders shall not have any duty to provide) any such information to such Guarantor either now or in the future.

(e) The value of the consideration received and to be received by such Guarantor is reasonably worth at least as much as the liability and obligation of such Guarantor hereunder, and such liability and obligation may reasonably be expected to benefit such Guarantor directly or indirectly.

Section 13. COVENANTS. So long as this Guaranty remains in full force and effect, each Guarantor shall, unless the Administrative Agent and Required Lenders shall otherwise consent in writing:

(a) Furnish to Administrative Agent and Lenders written notice of the occurrence of any Potential Default or Event of Default promptly upon obtaining knowledge thereof.

(b) Furnish to Administrative Agent and Lenders such additional information concerning such Guarantor, First Western or any other Person under the control of such Guarantor as Administrative Agent or any Lender may request.

(c) Obtain at any time and from time to time all authorizations, licenses, consents or approvals as shall now or hereafter be necessary or desirable under all applicable laws or regulations or otherwise in connection with the execution, delivery and performance of this Guaranty and will promptly furnish copies thereof to Administrative Agent and Lenders.

Section 14. NO FRAUDULENT TRANSFER. It is the intention of each Guarantor and Administrative Agent and Lenders that the amount of the Guaranteed Obligations guaranteed by such Guarantor by this Guaranty shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer, or similar laws applicable to such Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by each Guarantor by this Guaranty shall be limited to that amount which after giving effect thereto would not (a) render such Guarantor insolvent, (b) result in the fair saleable value of the assets of such Guarantor being less than the amount required to pay its debts and other liabilities (including contingent liabilities) as they mature, or (c) leave such Guarantor with unreasonably small capital to carry out its business as now conducted and as proposed to be conducted, including its capital needs, as such concepts described in clauses (a), (b) and (c) of this Section 14, are determined under applicable law, if the obligations of such Guarantor hereunder would otherwise be set aside, terminated, annulled or avoided for such reason by a court of competent jurisdiction in a proceeding actually pending before such court. For purposes of this Guaranty, the term “applicable law” means as to each Guarantor each statute, law, ordinance, regulation, order, judgment, injunction or decree of the United States or any state or commonwealth, any municipality, any foreign country, or any territory, possession or tribunal applicable to such Guarantor.

Section 15. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of the Administrative Agent and Lenders and their successors and assigns, and, in the event of an assignment of the Guaranteed Obligations (or any part thereof) in accordance with the provisions of the Credit Agreement, or any part thereof, the rights and remedies hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty is binding on each Guarantor and its successors and permitted assigns; provided that, no Guarantor may assign its obligations under this Guaranty without obtaining the prior written consent of Administrative Agent and Lenders, and any assignment purported to be made without the prior written consent of Administrative Agent and Lenders shall be null and void.

Section 16. CREDIT AGREEMENT. The Credit Agreement, and all of the terms thereof, are incorporated herein by reference, the same as if stated verbatim herein, and each Guarantor agrees that Administrative Agent and any Lender may exercise any and all rights granted to it under the Credit Agreement and the other Credit Documents without affecting the validity or enforceability of this Guaranty.

Section 17. AMENDMENTS. No amendment or waiver of any provision herein nor consent to any departure therefrom by any Guarantor shall be effective unless the same shall be in writing and signed by Administrative Agent and Lenders in accordance with the terms of the Credit Agreement and then, such amendment, waiver, or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 18. SETOFF RIGHTS. If an Event of Default exists, to the extent not prohibited by applicable Governmental Requirements, Administrative Agent and each Lender may exercise (for the benefit of all Lenders in accordance with Section 3.13 of the Credit Agreement) the Rights of offset and banker’s lien against each and every account and other property, or any interest therein, that any Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, the Administrative Agent or that Lender to the extent of the full amount of the Guaranteed Obligations owed (directly or participated) to it, provided, however, no such right of offset or banker’s lien may be exercised against any account of any Special Purpose Entity. As security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Administrative Agent, for the benefit of itself and the Lenders, a security interest in all money, instruments, certificates of deposit, and other property of such Guarantor now or hereafter held by Administrative Agent or any Lender, including, without limitation, property held in safekeeping. In addition to Administrative Agent’s and each Lender’s right of setoff and as further security for this Guaranty and the Guaranteed Obligations, each Guarantor hereby grants Administrative Agent, for the benefit of itself and the Lenders, a security interest in all deposits (general or special, time or demand, provisional or final) and all other accounts of such Guarantor now or hereafter on deposit with or held by Administrative Agent or any Lender and all other sums at any time credited by or owing from Administrative Agent or any Lender to such Guarantor. The rights and remedies of Administrative Agent and each Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Administrative Agent or any Lender may have.

Section 19. TIME OF ESSENCE. Time shall be of the essence in this Guaranty with respect to all of each Guarantor’s obligations hereunder.

Section 20. GOVERNING LAW. UNLESS OTHERWISE SPECIFIED THEREIN, EACH CREDIT DOCUMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF) AND THE UNITED STATES OF AMERICA.

Section 21. COUNTERPARTS. This Guaranty may be executed in multiple counterparts, each of which, for all purposes, shall be deemed an original (including facsimile copies), and all of which taken together shall constitute but one and the same instrument.

Section 22. WAIVER OF RIGHT TO TRIAL BY JURY. EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, ANY OF THE OTHER CREDIT DOCUMENTS OR ANY TRANSACTIONS EVIDENCED THEREBY.

Section 23. SEVERABILITY. If any provision of any Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

Section 24. NO ORAL AGREEMENTS. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties have executed this Guaranty as of the date first set forth above.

GUARANTORS:

Address for Notices:	PMC COMMERCIAL TRUST

PMC Commercial Trust
17950 Preston Road, Suite 600	By:	/s/ Barry N. Berlin
Dallas, Texas 75252		Barry N. Berlin
Attn: Chief Financial Officer		Executive Vice President and
Fax No.: (972) 349-2946		Chief Financial Officer

Address for Notices:	WESTERN FINANCIAL CAPITAL CORPORATION

Western Financial Capital Corporation
17950 Preston Road, Suite 600	By:	/s/ Barry N. Berlin
Dallas, Texas 75252		Barry N. Berlin
Attn: Chief Financial Officer		Executive Vice President and
Fax No.: (972) 349-2946		Chief Financial Officer

Address for Notices:	PMC INVESTMENT CORPORATION

PMC Investment Corporation
17950 Preston Road, Suite 600	By:	/s/ Barry N. Berlin
Dallas, Texas 75252		Barry N. Berlin
Attn: Chief Financial Officer		Executive Vice President and
Fax No.: (972) 349-2946		Chief Financial Officer

Signature Page to Amended and Restated Guaranty

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Brooke Tankersley
Brooke Tankersley
Underwriter II

Address for Notices:

2200 Ross Avenue, 8th Floor
Dallas, Texas 75201
Attn: Brooke Tankersley
Fax No.: 214 965 3024

Signature Page to Amended and Restated Guaranty